UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 26, 2018

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, James P. Geraghty, the Vice President, Operations Finance of Enviva Partners GP, LLC (the “General Partner”) and principal accounting officer of Enviva Partners, LP (the “Partnership”), began transitioning the portion of his role relating to day-to-day oversight of the Partnership’s accounting function to the General Partner’s Corporate Controller in order to focus on the Partnership’s operational financial matters, including those relating to production, sales, marketing, and procurement.  The Corporate Controller currently reports to Shai Even, the Executive Vice President and Chief Financial Officer of the General Partner and the Partnership’s principal financial officer.  Upon the completion of this transition process, which is expected to occur in 2019, Mr. Even will assume the additional role of principal accounting officer of the Partnership.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: November 29, 2018

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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